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                                                                    EXHIBIT 10.7

                                 SELECTICA, INC.
                         MAJOR ACCOUNT LICENSE AGREEMENT


     This Agreement, dated as of November 4, 1998 (the "Effective Date"), is made and entered into by and between Selectica, Inc. ("SELECTICA") a California corporation with its principal offices at 2890 Zanker Road, Suite 101, San Jose, CA 95134, and Fujitsu Network Communications, Inc.("Customer" or "FNC"), a California corporation with its principal offices at 2801 Telecom Parkway, Richardson, TX 75082. SELECTICA and Customer agree as follows:

SECTION 1. DEFINITIONS

     Whenever used in this Agreement, the following terms will have the following specified meanings:

     1.1 "DOCUMENTATION" means the documentation specified in Exhibit A attached hereto and licensed to Customer hereunder, together with any and all new releases, corrections and updates furnished by SELECTICA to Customer under this Agreement.

     1.2 "SOFTWARE" means the computer software specified in Exhibit A attached hereto, in object code form, together with any and all Upgrades furnished by SELECTICA to Customer under this Agreement.

     1.3 "UPGRADES" means all releases, updates and corrections of the Software licensed to Customer hereunder, in object code form, which are published and generally made commercially available by SELECTICA to its licensees of the Software with a change in the integer, tenths or hundredths digit of the version number (e.g., a change from version x.xx to y.xx or x.yx or x.xy). Upgrades shall not include any release, update or correction that has been customized by SELECTICA for use by any particular licensee of the Software other than Customer or which is made by SELECTICA solely to adopt or reflect the trade dress of any third party.

     1.4 "WORK AUTHORIZATION" means the documentation created by Selectica to be approved by FNC to specify the requirements for the deliverables, and which shall contain a general statement of intended use of the configurator, a complete description of each deliverable and a specific list of features required in the deliverable and the applicable time table.

SECTION 2. SOFTWARE DELIVERY AND LICENSE

     2.1 DELIVERABLES. Upon execution of this Agreement, SELECTICA shall deliver to Customer the Software licensed hereunder to Customer.

     2.2 GRANT. SELECTICA hereby grants Customer a nonexclusive, nontransferable, perpetual license to:


[*] = CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY
      WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

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               (a) Install and use the Software ordered by Customer hereunder for internal processing requirements of Customer and for distribution to Customer's customers on the number of servers and/or seats authorized under this Agreement. The number of servers and/or seats initially authorized hereunder is set forth in Exhibit A. Customer may increase the number of authorized servers or seats from time to time in unit quantities and upon payment to SELECTICA of the applicable amount as set forth in Exhibit B.

               (b) Reproduce the Documentation for the Software ordered by Customer hereunder and/or incorporate all or any portion of the Documentation in training materials prepared by the Customer, in each case solely for the use of the Customer and Customer's customers and provided that the copyright notices and other proprietary rights legends of SELECTICA are included on each copy of the Documentation and such materials.

               (c) Reproduce and make one copy of the Software for archival and backup purposes.

     2.3 RESTRICTIONS. Customer shall use the Software and Documentation only for the purposes specified in section 2.2 and in accordance with the following:

               (a) Customer shall not modify or prepare derivative works of the Software or Documentation except as expressly permitted in Section 2.2;

               (b) Customer shall not reverse engineer, disassemble or decompose the Software, except to the extent that such acts may not be prohibited under applicable law;

               (c) Customer shall not remove, obscure, or alter any notice of patent, copyright, trade secret, trademark, or other proprietary rights notices present on any Software and Documentation;

               (d) Customer shall not sublicense, sell, lend, rent, lease, or otherwise transfer all or any portion of the Software or the Documentation to any third party except as may be permitted in Section 9.4 hereof, with the exception that Customer shall have the right and license to distribute Selectica Object Code for ACE Desktop to Customer's customers and Customer's employees and agents in order for such customers and employees to run The Fujitsu Configurator (as defined in Exhibit D).

               (e) Customer shall not use the Software or the Documentation to provide fee based services to an unaffiliated third party which are substantially similar to the services described on Exhibit D.

     2.4 COMPLIANCE WITH LAWS. SELECTICA and Customer shall each comply with all applicable laws, regulations, rules, orders and other requirements, now or hereafter in effect, of any applicable governmental authority, in their performance of this Agreement. Without limiting the generality of the foregoing, Customer will comply with all export laws and



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regulations of the United States in dealing with the Software including its export and use of the Software outside the United States.

         2.5 PROPRIETARY RIGHTS. The Software and Documentation contains valuable patent, copyright, trade secret, trademark and other proprietary rights of SELECTICA. Except for the license granted under Section 2.2, SELECTICA reserves all rights to the Software and Documentation. No title to or ownership of any Software or proprietary rights related to the Software or Documentation is transferred to Customer under this Agreement, except as set forth in Section 2.7.

         2.6 PROTECTION AGAINST UNAUTHORIZED USE. Customer shall promptly notify SELECTICA of any unauthorized use of the Software or Documentation of which Customer is aware. In the event of any unauthorized use by any of Customer's employees, agents or representatives, Customer shall use its commercially reasonable best efforts to terminate such unauthorized use and to retrieve any copy of the Software or Documentation in the possession or control of the person or entity engaging in such unauthorized use. SELECTICA may, at its option and expense, participate in any such proceeding and, in such an event, Customer shall provide such authority, information and assistance related to such proceeding as SELECTICA may reasonably request.

         2.7 It is agreed by SELECTICA that Customer's custom graphical user interface, and Customer Knowledge Database, and all associated hardware, software and documentation will remain the property of Customer, and SELECTICA is granted no license thereto. SELECTICA grants to Customer all right, title and interest in and to all work product and Deliverables resulting from the Services performed as set forth in Exhibit D including, without limitation, the Fujitsu Configurator.

SECTION 3.   SUPPORT SERVICES, TRAINING AND MAINTENANCE

         3.1 SUPPORT SERVICES AND TRAINING. Provided Customer has paid SELECTICA the applicable maintenance fee specified in Exhibit B, SELECTICA will provide Customer with the maintenance services and training set forth below. SELECTICA reserves the right to change or discontinue from time to time all or any part of the services or systems described below upon prior written notice to Customer provided (a) such notice is received by Customer at least six months prior to the effective date of any such discontinuation and (b) the effective date of any such discontinuation is on the anniversary date of the maintenance agreement.

          (a) Telephone/Fax Support. During the maintenance period, SELECTICA will provide Customer with telephone support during the hours of 8 a.m. to 5 p.m. (PST), Monday through Friday, excluding holidays observed by SELECTICA. SELECTICA will provide after-hours answering service to record inquiries from Customer, and SELECTICA will use reasonable commercial efforts to respond to any such inquiries within one (1) business day of receipt. Customer will ensure that only person(s) properly trained in the operation and usage of the Software and designated by Customer as a contact in accordance with paragraph 3.1(c) below will utilize such telephone support. SELECTICA will provide such telephone assistance in connection with the (i) installation and operational use of the Software and Documentation; (ii) identification and verification of the causes of suspected errors or malfunctions in the Software; and (iii) providing of detours for identified Software errors or malfunctions, where



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reasonably available to SELECTICA. Further, upon request by SELECTICA, Customer will allow SELECTICA to perform on-line diagnostics of the Software.

          (b) Internet Access. SELECTICA shall furnish SELECTICA's electronic mail system by which Customer may send questions to SELECTICA about software. SELECTICA will use reasonable efforts to respond to such inquiries within (1) business day of receipt.

          (c) Training Services. SELECTICA will authorize a maximum of two Customer employees selected by Customer to contact SELECTICA for telephone and/or fax Support. Each contact must have completed SELECTICA's Training Course ("Training Course"), and will be designated as either the primary or backup contact.

     3.2 MAINTENANCE. Provided Customer has paid SELECTICA the applicable maintenance fee specified in Exhibit B, SELECTICA will furnish to Customer within a reasonable time after publication, one (1) copy of all Upgrades.

     3.3 OTHER SERVICES. SELECTICA will furnish to Customer professional services ("Services" or "Professional Services") including, without limitation, the Software customization and/or additional maintenance services, training, and/or professional services identified in Exhibits C and D, as may be amended from time to time, and other Exhibits as may be added describing additional services to be performed, if any, on the terms and conditions in this Agreement and below:

     a) Customer will pay SELECTICA for the Services actually rendered as set forth in Exhibits C and D and for all preapproved, actual and reasonable travel, lodging and other out-of-pocket expenses incurred in the course of performing the Services. SELECTICA shall submit invoices identifying the Work Authorization, the Services provided, applicable Billing Rate(s) and expenses. Any taxes incurred in connection with Services (other than taxes imposed on SELECTICA's earnings generally or referred to in Section b below) will be billed to, and paid by Customer in addition to Project Fees and Expenses. Payment is due within thirty (30) days of receipt of the invoice provided that FNC does not reasonably dispute such invoice. SELECTICA may suspend work and withhold Deliverables in the event a properly submitted and valid invoice is not paid within thirty days of notice of nonpayment, and may charge interest at a rate of one percent per month on any outstanding balance more than forty-five days overdue.

     b) SELECTICA is an independent contractor, and no Work Authorization shall be construed to create an employment relationship between the parties, whether for tax or any other purpose. Neither party shall have the right to bind the other to any agreement with a third party or to incur any obligation or liability on behalf of the other party. SELECTICA and its personnel shall not be considered employees of Customer. SELECTICA will, during the term of this Agreement, maintain at SELECTICA's expense all necessary insurance for its personnel, including but not limited to worker's compensation, disability, unemployment insurance, and general liability insurance. SELECTICA will provide Customer with certification of insurance upon request. SELECTICA will be responsible for employment taxes, worker's compensation, disability, or unemployment compensation insurance, premiums or claims levied upon or attributable to the services rendered by SELECTICA, and SELECTICA's personnel, including but not limited to, all state and federal FICA, worker's



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     compensation, disability, or unemployment, withholding taxes, premiums and claims. SELECTICA will not subcontract any of the work without the express written consent of FNC. SELECTICA will execute any documents reasonable requested by FNC in order to perform the work, including, without limitation, those required under contracts with third parties.

     c) Either party may terminate a Work Authorization at any time on fifteen
     (15) days prior written notice; provided that upon termination Customer shall pay SELECTICA for Services, work-in-progress and expenses incurred prior to the effective date of termination. Upon the termination of a Work Authorization, the parties shall return any Confidential Information received in tangible form, and SELECTICA shall deliver to Customer all documents and other materials received from Customer in the course of providing Services under the Work Authorization and, to the extent paid for by Customer, copies of all Deliverables or portions of Deliverables prepared pursuant to the Work Authorization.

     3.4 SOURCE CODE DELIVERY. SELECTICA shall release the source code of the Software and of the Deliverables, if applicable, if:

          (a) SELECTICA is unwilling or unable to support and/or maintain the Software and applicable Deliverables as outlined in Section 3 of this agreement, ceases operations in the area of the Software, or Customer reasonably believes that any of the above may occur and SELECTICA does not provide evidence to the contrary within five (5) days of receipt of notice from Customer describing its concerns; or

          (b) SELECTICA has filed for bankruptcy, a bankruptcy notice has been filed against it, or a receiver has been appointed.


          (c) In the event of a successor corporation, all responsibilities regarding this agreement will follow and become the responsibilities of the "Newco" or successor corporation.

SECTION 4. COMPENSATION

          4.1 LICENSE FEE. Customer will pay SELECTICA the Software license fee specified in Exhibit B.

          4.2 MAINTENANCE FEE. In consideration for SELECTICA's services set forth in Section 3.1 and Section 3.2, Customer agrees to pay SELECTICA the maintenance fee in the amount and in accordance with the terms of Exhibit A for the first twelve (12) month period commencing on the Effective Date. Customer may renew the services described in Section 3.1 and Section 3.2 thereafter on an annual basis by payment of the maintenance fee before the beginning of each new twelve (12) month period. SELECTICA reserves the right to change the maintenance fee from time to time after the end of the first twelve (12) month period after the Effective Date provided that SELECTICA may only increase the fee by five percent (5%) of the current year maintenance fee and SELECTICA may only increase the fee one time per year to be effective at the end of the current maintenance year. SELECTICA shall give Customer at least



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sixty (60) days prior written notice of any such change. SELECTICA reserves the right to charge Customer a reinstatement fee to resume such maintenance services if Customer has not continuously maintained such services in effect in accordance with the terms of this Section 4.2.

          4.3 PAYMENT. All fees, charges and other sums payable to SELECTICA under this Agreement will be due and payable on the dates specified in Exhibit B, or within thirty (30) days after receipt of an invoice if no date is specified in Exhibit B. All monetary amounts are specified and shall be paid in the lawful currency of the United States of America. Customer shall pay all amounts due under this Agreement to SELECTICA at the address set forth herein or such other location as SELECTICA designates in writing. Any amount not paid when due will bear interest at the rate of one and one half percent (1.5%) per month or, the maximum rate permitted by law, whichever is less, determined and compounded on a daily basis from the date due until the date paid. All fees, charges and other sums payable to SELECTICA under this Agreement do not include any sales, use, excise or other applicable taxes, tariffs or duties (excluding any applicable federal and state taxes based on SELECTICA's net income), payment of which shall be the sole responsibility of Customer.

SECTION 5.  TERM AND TERMINATION

          5.1  TERM. The term of this Agreement and the license set forth in
Section 2.2 shall commence on the Effective Date and shall end upon the termination of this Agreement pursuant to Section 5.2 or Section 5.3.

          5.2 TERMINATION BY CUSTOMER. Customer may terminate this Agreement and the license granted hereunder at any time by returning to SELECTICA all copies of the Software and the documentation in its possession or control, or providing written notice certifying destruction of such, subject to verification of the same by SELECTICA to SELECTICA's satisfaction in its sole discretion. Such termination shall not relieve Customer of any of its outstanding financial obligations to SELECTICA. If Customer's termination of this Agreement is due to a breach of this Agreement by SELECTICA, Customer shall have, in addition to the remedies specified in this Agreement, all rights and remedies under law and equity.

          5.3 TERMINATION BY SELECTICA. If Customer defaults in the performance of or compliance with any of its obligations under this Agreement, and such default has not been remedied or cured within thirty (30) days after SELECTICA gives Customer written notice specifying the default or longer if the nature of the default is such that more than thirty (30) days are required for the cure thereof, and Customer fails to commence its effort to cure such breach or default within such thirty (30) day or extended period and to diligently prosecute the same to completion thereafter to SELECTICA's reasonable satisfaction, SELECTICA may terminate this Agreement and the license granted hereunder, in addition to its other rights and remedies under law.

          5.4 POST TERMINATION. Upon termination of this Agreement, Customer shall promptly cease the use of the Software and Documentation and destroy (and in writing certify such destruction) or return to SELECTICA all copies of the Software and Documentation then in Customer's possession or control.


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          5.5  SURVIVAL. Sections 2.5, 2.7, 4, 5.4, 6.1, 7, 8 and 9 shall survive the termination of this Agreement, in addition to all other sections which by their nature are intended to survive.

SECTION 6.    WARRANTIES AND REMEDIES

          6.1 PERFORMANCE WARRANTY AND REMEDY. SELECTICA warrants to Customer that when operated in accordance with the Documentation and other instructions provided by SELECTICA, the Software will perform substantially in accordance with the functional specifications set forth in the Documentation for a period of ninety (90) days after delivery of the Software to the Customer. If the Software fails to comply with the warranty set forth in this Section 6.1, SELECTICA will use reasonable commercial efforts to correct the noncompliance provided that: Customer notifies SELECTICA of the noncompliance within (90) ninety days after delivery of the Software to the Customer. If after the expenditure of reasonable efforts, SELECTICA is unable to correct any such noncompliance, SELECTICA shall refund to Customer all of the license fee paid by Customer to SELECTICA for such Software in full satisfaction of Customer's claims relating to such noncompliance upon Customer's return of said Software. SELECTICA warrants and represents that neither the Software or Documentation infringes any copyright, trademark, patent, trade secret, or other intellectual property right of any third party, and that it has the unqualified right to grant the licenses granted to Customer hereunder.

          6.2 WARRANTY LIMITATIONS. The warranties set forth in Section 6.1 apply only to the latest release of the Software made available by SELECTICA to Customer. Such warranties do not apply to any noncompliance of the Software resulting from misuse, casualty loss, use or combination of the Software with any products, goods, services or other items furnished by anyone other than SELECTICA, any modification not made by or for SELECTICA or approved by SELECTICA, or any use of the Software by Customer in contradiction of the terms of this Agreement.

          6.3 SERVICE WARRANTY AND REMEDY. Selectica warrants that the Services will be performed as described in the Work Authorization and strictly conform to the specifications therein by appropriately trained and qualified personnel using reasonable skill and diligence; provided, however, that (i) Selectica shall have received written notice of the work that Customer claims does not conform to the foregoing warranty within ninety days of the delivery of the work to the customer as specified in the Work Authorization, and (ii) Customer's sole remedy and Selectica's sole obligation in the event of a breach of the foregoing warranty shall be, at Customer's option, to either re-perform promptly the nonconforming work or to refund the Project Fees and Expenses incurred by the Customer for the nonconforming work.

SECTION 7.  INTELLECTUAL PROPERTY RIGHTS INDEMNITY

          SELECTICA shall indemnify, hold harmless and, at its own expense, defend or, at its opinion, settle, any claim or action brought against Customer on the issue of infringement of any United States copyright, trademark, patent, trade secret, or other intellectual property right of any third party by the Software, Documentation or materials or Services as used or provided within the scope of this Agreement, and to pay all damages and costs, including reasonable legal fees,



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which may be assessed against Customer under any such claim or action. SELECTICA shall be released from the foregoing obligation unless Customer provides SELECTICA with (i) written notice within thirty (30) days of the date Customer first becomes aware of such a claim or action, or possibility thereof; (ii) sole control and authority over the defense or settlement thereof; and (iii) reasonable information and assistance to settle and/or defend any such claim or action. Without limiting the foregoing, if a final injunction is, or SELECTICA or Customer believes, is likely to be, entered prohibiting the use of the Software or Documentation by Customer as contemplated herein, SELECTICA will, at its sole option and expense, either (a) procure for Customer the right to use the infringing Software as provided herein or (b) replace the infringing
Software with noninfringing, functionally equivalent products, or (c) suitably modify the infringing Software so that it is not infringing without affecting its functionality; or (d) in the event (a), (b) and (c) are not commercially reasonable, terminate the license, accept return of the infringing Software and refund to Customer the full license fee paid therefor. Except as specified above, SELECTICA will not be liable for any costs or expenses incurred without its prior written authorization. Notwithstanding the foregoing, SELECTICA assumes no liability for infringement claims arising from (i) combination of the Software with the other products not provided by SELECTICA or (ii) any modifications to the Software unless such modification was made by or approved by SELECTICA. THE FOREGOING PROVISIONS OF THIS SECTION 7 STATE THE ENTIRE LIABILITY AND OBLIGATIONS OF SELECTICA AND THE EXCLUSIVE REMEDY OF CUSTOMER,
WITH RESPECT TO ANY ACTUAL OR ALLEGED INFRINGEMENT OF ANY PATENT, COPYRIGHT, TRADE SECRET, TRADEMARK OR OTHER INTELLECTUAL PROPERTY RIGHT BY THE SOFTWARE.

SECTION 8.    DISCLAIMER WARRANTY AND LIMITATION OF LIABILITY

     8.1 DISCLAIMER OF WARRANTIES. EXCEPT AS SET FORTH IN SECTIONS 6.1, 6.3, AND 9.10, SELECTICA MAKES NO WARRANTIES WHETHER EXPRESSED, IMPLIED OR STATUTORY REGARDING OR RELATING TO THE SOFTWARE OR THE DOCUMENTATION OR ANY MATERIALS OR SERVICES FURNISHED OR PROVIDED TO CUSTOMER UNDER THIS AGREEMENT. SELECTICA SPECIFICALLY DISCLAIMS ALL IMPLIED WARRANTIES OF MERCHANTABILITY, AND FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO THE SOFTWARE, DOCUMENTATION AND ANY OTHER MATERIALS AND SERVICES PROVIDED BY SELECTICA HEREUNDER.

     8.2 LIMITATION OF LIABILITY. EXCEPT AS SET FORTH IN SECTIONS 7 AND 9.10, IN NO EVENT WILL EITHER PARTY BE LIABLE FOR ANY LOSS OF PROFITS, LOSS OF USE, BUSINESS INTERRUPTION, LOSS OF DATA, COST TO RECOVER, OR FOR ANY INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND IN CONNECTION WITH OR ARISING OUT OF THE FURNISHING, RECEIPT, PERFORMANCE OR USE OF THE SOFTWARE, DOCUMENTATION OR ANY MATERIALS OR SERVICES PERFORMED HEREUNDER, WHETHER ALLEGED AS A BREACH OF CONTRACT OR TORTUOUS CONDUCT, INCLUDING NEGLIGENCE, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.


SECTION 9.    MISCELLANEOUS

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     9.1  NONDISCLOSURE OF AGREEMENT. Customer shall not disclose the terms of this Agreement except as required by law or governmental regulation without SELECTICA's prior written consent, except that Customer may disclose the terms of this Agreement on a confidential basis to Customer's accountants, attorneys, parent organizations and financial advisors and lenders as well as to Customer's customers to whom the Software and Documentation is distributed. SELECTICA shall not disclose any confidential information provided to it under this Agreement except as required by law or governmental regulation without Customer's prior written consent. Confidential information means any information SELECTICA would reasonably believe to be confidential including, without information, information with respect to its customers, products and pricing. If required by law or government regulation to disclose confidential information, SELECTICA shall first notify Customer and give Customer an opportunity to seek protection of the confidential information.

     9.2 REFERENCE ACCOUNT. Customer consents to SELECTICA's identification of Customer as a user of the Software and will cooperate with SELECTICA in furnishing nonconfidential information about Customer's software use for informational and promotional use by SELECTICA. No public press releases or other public forum information exchange about Customer's use of SELECTICA's Software will be implemented without prior written permission of Customer.

     9.3 NOTICES. Any notice or other communication under this Agreement given by either party to the other will be deemed to be properly given if given in writing and delivered in person or by facsimile, if acknowledged received by return facsimile or followed within one day by a delivered or mailed copy of such notice, or if mailed, properly addressed and stamped with the required postage, to the intended recipient at its address specified in this Agreement. Either party may from time to time change its address for notices under this Section by giving the other party notice of the change in accordance with this
Section 9.3. Any notice of a legal nature shall also be given to the other party's legal department, if any.

     9.4 ASSIGNMENT. Customer may not assign (directly, by operation of law or otherwise) this Agreement or any of its rights under this Agreement without the prior written consent of SELECTICA except that Customer may assign all, but not part, of this Agreement and the Software and Documentation then in its possession or control to the successor of Customer in a merger or other similar corporate reorganization outside of the course of Customer's normal business operations or to the purchaser of substantially all of Customer's assets, provided such successor or purchaser agrees in writing to comply with the terms of this Agreement. Subject to the foregoing, this Agreement is binding upon, inures to the benefit of and is enforceable by the parties and their respective successors and assigns.

     9.5 NONWAIVER. Any failure of either party to insist upon or enforce performance by the other party of any of the provisions of this Agreement or to exercise any rights or remedies under this Agreement will not be interpreted or construed as a waiver or relinquishment of such party's right to assert or rely upon such provision, right or remedy in that or any other instance.

     9.6 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement, and supersedes any and all prior agreements, between SELECTICA and Customer relating to the Software, Documentation, services and other items subject to this Agreement. No amendment of this Agreement will be valid unless set forth in a written instrument signed by both parties.



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     9.7  GOVERNING LAW AND ARBITRATION. The rights and obligations of the parties under this Agreement shall not be governed by the 1980 UN Convention on Contracts for the International Sale of Goods, but instead shall be governed by and construed under the laws of the State of California, including its Uniform Commercial Code, without reference to conflict of laws principles. Any dispute or claim arising out of or in connection with this Agreement or the performance, breach, or termination thereof, shall be finally settled by arbitration in San Jose, California by three arbitrators under the rules of arbitration of (i) the International Chamber of Commerce, if Customer's address set forth herein is outside the United States, or (ii) by the American Arbitration Association utilizing its Commercial Rules if such address is in the United States. Judgment on the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. Notwithstanding the foregoing, either party may apply to any court of competent jurisdiction for injunctive relief without breach of this arbitration process.

     9.8 LANGUAGE. This Agreement is in the English language only, which language shall be controlling in all respects, and all versions hereof in any other language shall not be binding to the parties hereto. All communications and notices to be made or given pursuant to this Agreement shall be in the English language.

     9.9 APPLICABILITY OF PROVISIONS LIMITING SELECTICA'S LIABILITY. The provisions of this Agreement under which the liability of SELECTICA is excluded or limited, shall not apply to the extent that such exclusions or limitations are declared illegal or void under any applicable laws, unless the illegality or invalidity is cured under such laws by the fact that the law of California governs this Agreement.

     9.10 YEAR 2000 COMPLIANCE WARRANTY. SELECTICA represents and warrants that the Software as delivered will operate prior to, during, and after, the calendar year 2000 A.D. without error relating to date data, specifically including but not limited to any error relating to calculations, sorting, interpretation, processing or acceptance of date data which represents or references different centuries or more than one century. The Year 2000 Compliance Warranty set forth in this Section shall begin as of the date of this Agreement and end on the date after March 1, 2002, subsequent to which the Software has operated without a breach of the Year 2000 Compliance Warranty for a consecutive one-year period (the "Year 2000 Warranty Period"). If the Software fails to comply with the warranty set forth in this Section 9.10, SELECTICA will use reasonable commercial efforts to correct the noncompliance, provided that Customer notifies SELECTICA of the noncompliance within the Year 2000 Warranty Period. If after the expenditure of reasonable efforts, SELECTICA is unable to correct any such noncompliance, SELECTICA shall refund to Customer all of the license fee paid by Customer to SELECTICA for such Software. The warranty provisions of Section 6 and the limitation of liability and disclaimer of warranty provisions of Section 8 shall not be deemed to limit SELECTICA's obligations under this Section 9.10.

     9.11 FORCE MAJEURE. Neither party will be liable for, or be considered to be in breach of or default under this Agreement, other than monetary obligations, as a result of any cause or condition beyond such party's reasonable control.

In Witness Whereof, the parties have executed this Agreement by their duly authorized representatives.




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
SELECTICA, INC.                                       FUJITSU NETWORK COMMUNICATIONS, INC.
                                                   -------------------------------------------
("SELECTICA)                                       ("Customer")

          By: /s/ [SIGNATURE ILLEGIBLE]                      By: /s/ [SIGNATURE ILLEGIBLE]
              ------------------------------                     -----------------------------

  Print name: [ILLEGIBLE]                            Print name:  [ILLEGIBLE]
              ------------------------------                     -----------------------------

       Title:                                             Title: VICE PRESIDENT OF
              REGIONAL SALES MANAGER                             BUSINESS MANAGEMENT
              ------------------------------                     -----------------------------

        Date:  11/19/98                                    Date:  11-19-98
              ------------------------------                     -----------------------------

     Address: 2890 Zanker Road                          Address: 2801 Telecom Pkwy.
              ------------------------------                     -----------------------------

              Suite 101
              ------------------------------                     -----------------------------

              San Jose, CA  95134                                Richardson, TX  75082
              ------------------------------                     -----------------------------

 Telephone #:   (408) 570-9700                      Telephone #: (972) 474-7727
              ------------------------------                     -----------------------------

 Facsimile #:   (408) 570-9705                      Facsimile #: (972) 689-6972
              ------------------------------                     -----------------------------










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                                    EXHIBIT A

                    DESCRIPTION OF SOFTWARE AND DOCUMENTATION

ACE DESKTOP - STAND ALONE CONFIGURATION AND QUOTING SOLUTION.
ACE STUDIO - GRAPHICAL MODELING ENVIRONMENT.

ELECTRONIC DOCUMENTATION ON ALL PRODUCTS.
USER GUIDES, ADMINISTRATION GUIDES AND TECHNICAL GUIDES AS APPLICABLE TO SPECIFIC PRODUCTS.




     The number of licensed servers/seats is 3000 Desktop Seats and 2 seats of Studio.

                                    EXHIBIT B
                                    ---------

                          LICENSE AND MAINTENANCE FEES
                          ----------------------------

1.   License Fee.          PACKAGE ONE

ACE Desktop                $[*]
ACE Desktop Seats          $[*] per year (No limit on seats, Maintenance included)
                                Payable on April 1, 2000 and annually each year thereafter
ACE Studio                 $[*]
                           -----------
TOTAL LICENSE FEE          $[*]


2. Maintenance Fee. Maintenance fees are equal to [*]% of the license fee specified in this Exhibit B and are due in advance on an annual basis.

     Annual maintenance and upgrade support         $[*]

         TOTAL LICENSE AND MAINTENANCE FEES        $[*]

                          ACE DESKTOP SEATS                             $[*]

     TOTAL ADDITIONAL SERVICES AND TRAINING        $[*]
                                                 --------------
                     TOTAL OF EXHIBIT B & C      $[*]                   $[*]
     --------------------------------------      --------------        -----------

PAYMENT SCHEDULE:
----------------
                  $[*] - Net 30 Days - Agreement Date

                  $[*] - Net 30 Days Delivery Product Set A

                  $[*] - Net 30 Days Delivery Product Set B

                  $[*] - Net 30 Days Delivery Product Set C

                  $[*] - ACE DESKTOP SEATS PAYABLE APRIL 1, 2000, ANNUALLY THEREAFTER.

OOP (TRAVEL AND OUT OF POCKET EXPENSE IS ESTIMATED BETWEEN [*]-[*]%



[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY
      WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                    EXHIBIT B
                                    ---------
                          LICENSE AND MAINTENANCE FEES
                          ----------------------------

2.   LICENSE FEE.         PACKAGE TWO, SUBJECT TO BUDGET APPROVAL
     -----------
ACE Enterprise            $[*]
ACE Quote Server          $[*]

     MAINTENANCE FEE.
     ---------------
ACE Enterprise             $[*]
ACE Quote Server           $[*]

     PSO FEE.
     -------
ACE Enterprise            $[*]
--------------------      -----------
TOTAL PACKAGE TWO         $[*]


3.   LICENSE FEE.         PACKAGE THREE, SUBJECT TO BUDGET APPROVAL

ANALYSIS TOOLS             $[*]                     Design only


4.   LICENSE FEE.         PACKAGE FOUR, SUBJECT TO BUDGET APPROVAL

ERP  INTEGRATION           $[*]                     Design only


5.   LICENSE FEE.         PACKAGE FIVE, SUBJECT TO BUDGET APPROVAL


ACE MOBILE SERVER          $[*]

ACE MOBILE DOCKER         $[*]

     Maintenance Fee.

ACE Mobile Docker          $[*]

TOTAL PACKAGE FIVE        $[*]

NOTE: TO MAINTAIN ABOVE PRICING PACKAGE TWO MUST BE APPROVED AS OUTLINED IN EXHIBIT "D" OF THIS AGREEMENT BY APRIL 30, 1999, PACKAGE THREE MUST BE APPROVED AS OUTLINED IN EXHIBIT "D" OF THIS AGREEMENT BY JUNE 30, 1999, PACKAGE FOUR AND FIVE MUST BE APPROVED AS OUTLINED IN EXHIBIT "D" OF THIS AGREEMENT BY SEPTEMBER 30, 1999.



[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY
      WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                    EXHIBIT C
                                    ---------
                        ADDITIONAL SERVICES AND TRAINING
                        --------------------------------

DEFINED AS PER "PACKAGE-1 ENGAGEMENT", ATTACHED HERETO AS EXHIBIT D.


1.   Professional Services Per Exhibit D        Not to exceed $[*]

     Fulfillment Services Per Exhibit D                       $[*]
     Does not include cost of material and postage
                                                              -----------
     Additional Services and Training Total                   $[*]

Training for five Customer employees is at no charge.

2.   PROFESSIONAL SERVICES.        PACKAGE TWO, SUBJECT TO BUDGET APPROVAL


ACE ENTERPRISE          $[*]                    WEB CONFIGURATION IMPLEMENTATION




[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY
      WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                   EXHIBIT D



                                 [FUJITSU LOGO]



                           FUJITSU NETWORK BUILDER II





                              PACKAGE-1 ENGAGEMENT
                                      AND
                 BRIEF DESCRIPTION OF OTHER POTENTIAL PACKAGES


                              STATEMENT OF WORK &
                               WORK AUTHORIZATION
                                 (VERSION 1.0)





                                  PREPARED FOR
                      FUJITSU NETWORK COMMUNICATIONS, INC.
                                      BY:



                                [SELECTICA LOGO]

                         2890 ZANKER ROAD, SAN JOSE, CA

1. SCOPE

1.1 PROJECT DESCRIPTION

Selectica, Inc. intends to create and deploy a configurator to replace Fujitsu Network Communication's iFNB (Fujitsu Network Builder). This Statement of Work details the work that Selectica intends to do for this project, specifically the aspects required in Package-1 of this deployment.

1.2 BACKGROUND

This proposal is based on the discussions between Selectica and Fujitsu Network Communications (FNC) regarding Selectica's technology, products and services, and Selectica's current understanding of FNC's needs. Selectica and FNC seek to create a business relationship and use Selectica's products to create a configurator deployable at FNC's customer locations fulfilling FNC's business and architectural objectives.

1.3 PROJECT PACKAGES

There are 5 Packages identified and proposed in this engagement. They are:

1.3.1 THE STANDALONE CONFIGURATOR PACKAGE (PACKAGE 1)

The Standalone Configurator Package will support the 6 products in the iFNB, and 6 new products to be defined. A fulfillment process will be created to provide the configurator to the anticipated users of the application. This configurator is considered the "The Fujitsu Configurator."

Components in this package for FNC's Customers:

     ACE Desktop              To allow FNC's customer's to load and run FNC's
                              configuration models. This product along with the GUI definitions and model Knowledge bases will be the deliverable sent to FNC's customers.

Components for FNC:

     ACE Desktop              Same as above

     ACE Studio               Model Builder, GUI Builder, Etc. - For FNC
                              employees to have access to models and the model building process

     PSO Consulting Services  For the development of configuration models and
                              GUIs (Graphical User Interfaces)

     Fulfillment Services     For the delivery of FNC's configuration Models and
                              GUIs and the ACE Desktop to FNC's customers. This includes developing the process to manage the fulfillment, maintaining the customer information, etc.

     Training Train FNC employees on tools to enable them to better communicate project definitions. (These tools will belong to FNC)

     The fees for the above are described on Exhibits B and C to the Agreement subject to the billing rates for the Professional Services as described herein.


--------------------------------------------------------------------------------
                      Selectica Inc. and FNC Confidential                 Page 1

1.3.2 THE INTERNET CONFIGURATOR PACKAGE (PACKAGE 2)

The Internet Configurator will make this configurator available on FNC's Internet platform and accessible via the Web.

Components for FNC:

     ACE Enterprise Server and ACE Enterprise Manager
                            To allow users to create configurations with a centrally managed configuration engine and create and store quotes and orders centrally through ACE Quoter.

     ACE Quoter (ACE Quote Server)
                            To manage stored quotes centrally.

     PSO Consulting Services
                            To convert the existing interface to the web based environment. Also customize the quote server to FNC requirements.

The above work is subject to budget approval as described on Exhibit B and C. If FNC desires Selectica to commence the above work, the parties will mutually agree on a detailed statement of work similar to that set forth for package 1 in
Section 1.4 and such statement of work will incorporate the terms and conditions of the Major Account License Agreement.

1.3.3 BUSINESS ANALYSIS TOOLS PACKAGE (SCOPE AND DEFINE) (PACKAGE 3)

Subsequent to the Internet Deployment, the Business Analysis Tools Package will scope out and define a set of tools and reports derived from data available through the configurator, to assist FNC's management in its decision making process.

Components for FNC:
     PSO Consulting Services
                            Define scope, requirements and costing -- for the development of a FNC specific set of analysis tools that leverage the configuration engine and perform analysis according to FNC's specific business model.

The above work is subject to budget approval as described on Exhibit B. If FNC desires Selectica to commence the above work, the parties will mutually agree on a detailed statement of work similar to that set forth for package 1 in Section
1.4 and such statement of work will incorporate the terms and conditions of the Major Account License Agreement.

1.3.4 SYSTEMS INTEGRATION PACKAGE (SCOPE AND DEFINE) (PACKAGE 4)

The System's Integration Package intends to define the scope of the linkage of the configurator and the data it needs and provides to and from the SAP ERP and Aurum's SFA system in place at FNC.

Components for FNC:
     ACE Connector for AurumACE Connector for SAP

Or

     Middleware connector to SAPMiddeware connector to Aurum

--------------------------------------------------------------------------------
                      Selectica Inc. and FNC Confidential                 Page 2

     PSO Consulting Services

     The above work is subject to budget approval as described on Exhibit B. If FNC desires Selectica to commence the above work, the parties will mutually agree on a detailed statement of work similar to that set forth for package 1 in Section 1.4 and such statement of work will incorporate the terms and conditions of the Major Account License Agreement.

1.3.5  MOBILE USER INTEGRATION PACKAGE (PACKAGE 5)

Components for FNC Customers:

     Upgrade to ACE Mobile (ACE Mobile Docker)

                         To provide Fujitsu's customers with the ability to connect and synchronize with the ACE Mobile Server.

Components for FNC:

     ACE Mobile Server   To provide centrally managed synchronization of
                         information needed to perform configurations and to provide centrally managed collection of information resulting from configurations.

     ACE Quote Server (same as in the Internet Package defined in section
     1.3.2)

                         To manage and store quotes as well as maintaining version information on quotes.

     The above work is subject to budget approval as described on Exhibit B. If FNC desires Selectica to commence the above work, the parties will mutually agree on a detailed statement of work similar to that set forth for package 1 in Section 1.4 and such statement of work will incorporate the terms and conditions of the Major Account License Agreement.

1.4  DELIVERABLES

Based on the discussions with FNC Product Management team, Selectica proposes to participate in an engagement and deliver the following as part of this engagement. Such Deliverables are a description of the services and deliverables which are included in Package 1 and a summary of the Deliverables is provided in Section 3.1.

1.4.1  THE KNOWLEDGE-BASE

Selectica will construct the knowledge base (the repository of product attributes, features and rules pertaining to the accurate and complete interrelationships between them) for the following FNC product sets:

     Set A

     o  FLASH 192(TM) (OC 192)

     o  FACTR(R)

     o  FLASHWAVE(TM) 320G/40G

     o  FLASHWAVE(TM) Metro

--------------------------------------------------------------------------------
                      Selectica Inc. and FNC Confidential                 Page 3

     Set B
     o    FLM 6 (OVTG)
     o    FLM 150 (OC-3, OC-12)
     o    FLM 600 (OC-12)
     o    FLM 2400 (OC-48)
     o    SPEEDPORT (TM)

     Set C
     o    ADX 150
     o    ADX 600
     o    ADX 2400

     All trademarks and registered trademarks above are owned by Fujitsu Network Communications, Inc. All Rights Reserved.

1.4.2 THE CONFIGURATION APPLICATION

Selectica will create a Java application front-end that runs in a standalone environment, to configure the products specified in section 1.4.1 The knowledge-base. This application will allow users to answer pertinent need related questions, and produce the recommended inventory of FNC parts and accessories as a solution. The major characteristics of this application are:

     o User-name/password access to allow authorized users get pricing information.
     o Product/shelf internals and attributes views and printing of these views
     o    Configuration, Quotes printing and export to Excel
     o    Ability to save and restore configurations to a file

1.4.3 FULFILLMENT

Selectica will deliver a secure fulfillment process to distribute the configurator to qualified FNC customers. The fulfillment process will assure that the FNC pricing information sensitivity is preserved and not compromised. This will include but not be limited to the encryption of the customer data file(s) before fulfillment such that the user cannot read the file directly.

At no additional charge, Selectica will provide a representative for support to handle all first line support from FNC's customers. This support will address the following:

1. Distribution in mass or targeted customers for fulfillment for both the application and the product and pricing data.

2. Selectica will take all incoming calls for user and password ID distribution.

Fulfillment calls will be taken by Selectica from 8 a.m. to 5 p.m. (PST), Monday through Friday, excluding holidays observed by Selectica. Selectica will provide after-hours answering service to record inquiries, and Selectica will use reasonable commercial efforts to respond to any such inquiries within one
(1) business day of receipt.

1.4.4 ADDITIONAL SUPPORT

Additionally, for the limited time specified below, Selectica will take all incoming calls for technical support (related to the deliverables) from the customer and the customer's customers. This service will be provided at no additional charge through September 30, 1999.


--------------------------------------------------------------------------------
                      Selectica Inc. and FNC Confidential                 Page 4

Support calls will be taken by Selectica from 8 a.m. to 5 p.m. (PST), Monday through Friday, excluding holidays observed by Selectica. Selectica will provide after-hours answering service to record inquiries, and Selectica will use reasonable commercial efforts to respond to any such inquiries within one
(1) business day of receipt.

In the month of August, Selectica will present to FNC it's findings on the level and the cost that will be needed to maintain aforementioned support. The level of resources required for providing the support will be presented with, options and associated costs, if any, that will need to be funded commencing October 1, 1999.


--------------------------------------------------------------------------------
                      Selectica Inc. and FNC Confidential                 Page 5

2. FACTORS AFFECTING DEVELOPMENT

2.1 ASSUMPTIONS, CONSTRAINTS, AND DEPENDENCIES

The purpose of this section is to document internal and external factors that will affect the project plan and its execution. Proper steps will be taken to ensure that all assumptions are fulfilled, dependencies addressed, and expectations properly set to take into account the project's constraints.

2.1.1 Assumptions

Selectica assumes that FNC personnel will be available to assist with all the product knowledge required to deliver the scope of work defined in this document. Selectica will provide the ACE Studio development tools for the Selectica team. Selectica also assumes that FNC will provide a server for project management, a server for Web Development Testing (during the development of the Web Package) and a production quality server for Web Deployment (during deployment of the Web Package). FNC will make available all related documentation and any associated resources, throughout the course of this engagement. FNC management will provide timely decisions, essential for the timely completion of the deliverables.

2.1.2 Constraints

The functionality mentioned in the deliverables will have to either work within or work around the limitations of the environment. These include browser capabilities, product capabilities, interface capabilities etc. Selectica will test the configurator on Netscape 4.0.5 Gold (or better and Internet Explorer
4.0 browsers on Windows NT, 95 and 98 platforms. Any other platform and browser compatibility (beyond Internet Explorer 4.0 or Netscape 4.0.5 Gold) testing required will need to be scoped separately and may require additional testing and/or FNC resources.

2.1.3 Dependencies

In order for the development process to be successful, Selectica personnel will work closely with FNC personnel at appropriate times. Logistically, most of the development work is envisioned at FNC premises in Richardson. Other tasks such as, but not limited to, project management, information gathering, application and navigation flow design and reviews may be conducted at FNC premises in Richardson as well as Selectica. While it is a goal to minimize travel-related expenses; it is anticipated that engineering and application work may require Selectica personnel to travel between the San Jose headquarters and the Richardson site from time to time.

FNC will provide Selectica consultant's office space, network and communications facility in the Richardson office, in proximity to the key personnel FNC assigns to assist Selectica during this project.

2.2 CHANGE CONTROL PROCEDURES

Final design or user-interface changes, if any, will need to be made early in the project. In order to meet the achieved delivery date of this project, we do not expect major scope changes during the engagement. If there is a valid business need for a scope change, then a change request will be required. Change requirements will be considered outside the scope of this project/proposal and will be reviewed during or after the project has been completed.

--------------------------------------------------------------------------------
                         Selectica and FNC Confidential                   Page 6

3. PROPOSAL

3.1 DELIVERABLES

As specified in section 1.4 Deliverables, The deliverables from this engagement are as follows:

*  The knowledge base for the specified FNC's products.

*  The stand-alone application to configure FNC products.

* A fulfillment process to deliver the configuration application to FNC's customers.

3.2 TIME AND FEES

Based on our discussions and the information available today, Selectica can begin this engagement upon contract approval, and authorization of this Statement of Work. The estimated effort for the Package-1 engagement will be detailed in a project plan that will be developed within the first 2 weeks of engagement.

As of Oct. '98, FNC management's high-level milestone goal for the Package-1 are:

        Jan/Feb '99     1st set of products in configurators
                        (Set A - refer to section 1.4.1)

        Mar '99         Fulfillment process accepted and in production

        Apr/May '99     2nd set of products in configurator and fulfilled
                        (Set B - in section 1.4.1)

        TBD 3rd set of products in configurator and fulfilled (Set C - in section 1.4.1)

The detailed project plan will establish a complete acceptance schedule and milestone summary for the Package-1 engagement.

Selectica's normal billing rates are $[*]/hr for project management and $[*]/hr for engineering implementation services. Selectica will bill FNC for professional services and out of pocket expenses according to the payment schedule outlined in the contract.

This time, scope and fees estimate parallels the assumptions made herein and may change (higher or lower) depending on a number of factors including, but not limited to the final scope of project modifications requested by management and project team, and unforeseen problems with proposed plan and additional discovery. However, any changes and/or modifications to the agreed upon scope of this project will be documented and approved by FNC's project and business leadership prior to commencing on any additional work. Additional effort beyond the original scope will be billed on a time and material basis at Selectica's on-going consulting rates.

3.3     MAINTENANCE

Selectica will provide bug fixes for the configurator for the first ninety days of the Package-1 configurator deployment at no additional charge. Further updates and additions such as new products and releases will be implemented at Selectica's normal consulting rates on a time and material basis.


--------------------------------------------------------------------------------
                         Selectica and FNC Confidential                   Page 7


[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY
      WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

3.4  PROJECT RESPONSIBILITIES AND RESOURCES PROFILE

Selectica anticipates 1 project manager and a team of 3-5 consulting personnel for the duration of the project. Should the expected staffing profile change during the implementation, Selectica will inform FNC, justify and seek approval for additional resources required.

Selectica's project manager will be responsible for the overall Selectica deliverable management. Additionally, the project manager will be responsible for project documentation such as (but not limited to) specifications, designs, plans, scope, and schematics. The project manager will create and maintain the project plan, and communicate project status and plan variances to affected and interested parties. The project manager will coordinate with FNC management and project team members. The project manager will arrange and seek reviews and approvals as scheduled and defined in the project plan. The project manager will also be responsible for dissemination of all information, status and call reports, change management and conducting quality audits.

Selectica's other team members will be responsible for design, implementation and testing of the FNB-II database and knowledge-base, user interface, documentation, testing, integration and deployment activities.

3.5  TRAINING

Selectica is scheduled to provide training on the Selectica products and the application being developed to key FNC personnel. As Package-1 proceeds, FNC and Selectica management will determine the duration, logistics and schedule of training.

3.6  FNC RESPONSIBILITIES & DELIVERABLES

FNC is responsible for the final deployment success of the configuration application to its user community. Selectica can best assist FNC in this endeavor by providing the appropriate personnel to provide timely information, review and testing of the configurator. FNC responsibilities include:

o Appoint a FNC project manager for this engagement. The project manager will be the central point of contact for Selectica for all product, configurator, schedule and resource-related issues, reviews, and decision making. The project manager will ensure access to and time with personnel with critical product and selling knowledge.

o Provide any or all product and attribute information, including necessary pricing and part-number data feeds (in electronic format) as necessary to help build the knowledge base.

o Brainstorm with Selectica application developers on the higher level needs analysis issues and questions that drive the configurator. This is a critical aspect of the configurator and drives both the user interface and the knowledge-base development.

o Assemble a user team to review all designs and flows for the configurator. The users are in the best position to evaluate what works for them. This team would be responsible for timely reviews and acceptances of all deliverables.

o Selectica will provide a graphic artist to create the graphics for the interface. Selectica recommends that FNC provide a resource to help coordinate the look and feel of the configuration application and insure that FNC's standards are met. Selectica expects to work closely with the graphic designers during this process to ensure that the application being developed and the flow meets Fujitsu's requirements and adheres to the standards and best practices encouraged for the deployment.

o Provide a test team to create functional and acceptance test plans, test scenarios and then perform acceptance and final testing.

o Provide hardware and common system software resources required by the development team (see 2.1.1).



--------------------------------------------------------------------------------
                      Selectica Inc. and FNC Confidential                 Page 8

3.7     BEYOND PACKAGE-1

Selectica intends to actively engage in the definition and specification of Package-2, 3, 4 and 5 during and beyond Package-1. The work and project plan for these Packages will commence in the Feb/Mar '99 time frame.

3.8     STATEMENT OF WORK ACCEPTANCE

FOR FNC NETWORK COMMUNICATIONS, INC.:

ACCEPTED BY:  /s/ [Signature Illegible]   DATE:    11-19-98
            ---------------------------           ---------------------

NAME (PRINT): [Name Illegible]            CONTACT: (972) 479-7727
            ---------------------------           ---------------------

TITLE:        Vice President of
              Business Management
            --------------------------

FOR SELECTICA, INC.:

ACCEPTED BY:  /s/ [Signature Illegible]   DATE:    11-19-98
            ---------------------------           ---------------------

NAME (PRINT): [Name Illegible]            CONTACT: (972) 869-7649
            ---------------------------           ---------------------

TITLE:        Regional Sales Manager
            ---------------------------


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                      Selectica Inc. and FNC Confidential                 Page 9